AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 2000
                                                          REGISTRATION NO. 333-
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                              CORECOMM LIMITED
           (Exact Name of Registrant as Specified in its Charter)

             BERMUDA                                  13-4068932
  (State or other Jurisdiction of                  (I.R.S. Employer
   Incorporation or Organization)                 Identification No.)

                       CEDAR HOUSE, 41 CEDAR AVENUE,
                          HAMILTON, BERMUDA 10022
             (Address of Principal Executive Offices; Zip Code)

              CORECOMM LIMITED 2000 SPECIAL STOCK OPTION PLAN
                          (Full Title of the Plan)

                          RICHARD J. LUBASCH, ESQ.
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              CORECOMM LIMITED
                            110 EAST 59TH STREET
                          NEW YORK, NEW YORK 10022
                               (212) 906-8440
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 Copies to:
                          THOMAS H. KENNEDY, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             FOUR TIMES SQUARE
                       NEW YORK, NEW YORK 10036-6522
                               (212) 735-3000

                      CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                    Proposed Maximum     Proposed Maximum
Title Of Securities To Be           Amount To Be    Offering Price Per   Aggregate Offering      Amount Of
Registered                          Registered      Share(1)(2)          Price(3)                Registration Fee(4)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value             2,880,000 (5)   $42.09               $121,219,200            $32,002
$0.01 per share (including
Series A Junior Participating
Preferred Stock Purchase
Rights)(6)
=====================================================================================================================

(1) This Registration Statement (this "Registration Statement") covers shares of Common Stock of CoreComm Limited (the "Registrant") which may be offered or sold from time to time pursuant to the CoreComm Limited 2000 Special Stock Option Plan (the "Plan").
(2)Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of common stock, par value $0.01 per share (the "Common Stock"), of CoreComm on the Nasdaq Stock Market's National Market on March 30, 2000.
(3)Estimated solely for the purpose of calculating the registration fee.
(4)The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.
(5) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") will not be evidenced separately from the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.
(6) Pursuant to Rule 416 this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.




                              PART I
       INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION.

            Not required to be filed with this Registration Statement.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            Not required to be filed with this Registration Statement.


                              PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents, which have been filed by the registrant, CoreComm Limited, a Bermuda corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement as of their respective dates:

            (1) The description of the common stock, par value $.01 per share, of the Company (the "Common Stock") and the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") which are attached to shares of Common Stock set forth under the caption "Description of Company's Securities to be Registered" in the Registration Statement on Form 10/A filed by the Company with the Commission on August 31, 1998 (File No. 0-24521)

            (2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, dated March 30, 2000 including the audited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1999;

            (3)   The Company's Current Reports on Form 8-K, dated:
                  January 20, 2000; March 6, 2000; March 10, 2000;
                  and March 13, 2000.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Set forth below is a description of certain provisions of the Companies Act of 1981 of Bermuda (the "Companies Act"), the Company's Memorandum of Association, as presently in effect, (the "Memorandum of Association"), the Company's By-laws (the "By-laws") and the Plan, as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the Companies Act, the Company's Memorandum of Association, the Company's By-laws and the Plan, which are incorporated herein by reference.

            The Companies Act permits the Company to indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.

            The By-laws provide that every director, officer, committee member and any resident representative of the Company be indemnified against any liabilities, loss, damage or expense incurred or suffered in such capacity, subject to limitations imposed in the Companies Act.

            The By-laws further provide that to the extent that any director, officer, committee member or resident representative of the Company is successful in defending any proceedings, whether civil or criminal, the Company will indemnify the individual for all liabilities incurred in such capacity.

            By-law 151 stipulates that each shareholder and the Company agree to waive any claim or right of action against any director, officer or committee member, in respect of any failure to act or any action taken by such director, officer or committee member in the performance of his duties with or for the Company. The waiver does not extend to claims, rights of action arising from the fraud of the director, officer, committee member or to recover any gain, personal profit or advantage to which such individual is not legally entitled.

            The By-laws permit the Company to advance the expenses incurred in defending any civil or criminal action for which indemnification is required against an undertaking of the indemnified party to repay the amount advanced if it is ultimately determined that the indemnified party is not entitled to be indemnified under the By-laws and subject to a determination by the Board of Directors or, in specified situations, independent legal counsel or a majority vote of the shareholders, that indemnification would be proper in the circumstances.

            There has not been in the past and there is not presently pending any litigation or proceeding involving a director, officer, employee or agent of the Company which could give rise to an indemnification obligation on the part of the Company. In addition, except as described herein, the Board of Directors is not aware of any threatened litigation or proceeding which may result in a claim for indemnification.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            4.1 Company's Memorandum of Association and Certificate of Name Change(1)

            4.2   Company's By-laws(1)

            4.3 Rights Agreement between the Company and Continental Transfer & Trust Company, as Rights Agent(1)

            4.4   Form of Common Stock Certificate(1)

            4.5   CoreComm Limited 2000 Special Stock Option Plan

            5.1 Opinion of Appleby, Spurling & Kempe, special counsel to the Company, regarding the legality of the Common Stock covered by this Registration Statement

            23.1  Consent of Ernst & Young LLP, independent auditors

            23.2  Consent of Ernst & Young LLP, independent auditors

            23.3 Consent of Appleby, Spurling & Kempe (contained in the opinion filed as Exhibit 5.1 hereto)

            24 Powers of Attorney (included on the signature page of this registration statement).
-----------------


(1) Incorporated by reference from the Company's Registration Statement on Form 10, File No. 0-24521.


ITEM 9.     UNDERTAKINGS.

      (a)   The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to
      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 4, 2000.


                              CORECOMM LIMITED


                         By: /s/ Richard J. Lubasch
                             -----------------------------
                             Richard J. Lubasch
                             Senior Vice President,
                             General Counsel and Secretary


        KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Lubasch as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement (including any post- effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name                       Title                             Date
----                       -----                             ----


/s/ J. Barclay Knapp       President, Chief Executive        April 4, 2000
-------------------------  and Financial Officer
J. Barclay Knapp           and Director
                           (Principal Executive and
                           Financial Officer)

/s/ George S. Blumenthal   Chairman of the Board             April 4, 2000
-------------------------
George S. Blumenthal


/s/ Gregg N. Gorelick      Vice President-Controller         April 4, 2000
-------------------------  Treasurer (Principal
Gregg N. Gorelick          Accounting Officer)


/s/ Sidney R. Knafel       Director                          April 4, 2000
-------------------------
Sidney R. Knafel


/s/ Ted H. McCourtney      Director                          April 4, 2000
-------------------------
Ted H. McCourtney


/s/ Del Mintz              Director                          April 4, 2000
-------------------------
Del Mintz


/s/ Alan J. Patricof       Director                          April 4, 2000
-------------------------
Alan J. Patricof


/s/ Warren Potash          Director                          April 4, 2000
-------------------------
Warren Potash



                              EXHIBIT INDEX


   Exhibit No.          Description of Exhibit

   4.1 Company's Memorandum of Association and Certificate of Name Change(1)

   4.2                  Company's By-laws(1)

   4.3                  Rights Agreement between the Company and
                        Continental Transfer & Trust Company, as Rights
                        Agent(1)

   4.4                  Form of Common Stock Certificate(1)

   4.5                  CoreComm Limited 2000 Special Stock Option Plan

   5.1 Opinion of Appleby, Spurling & Kempe, special counsel to the Company, regarding the legality of the Common Stock covered by this Registration Statement

   23.1                 Consent of Ernst & Young LLP, independent auditors

   23.2                 Consent of Ernst & Young LLP, independent auditors

   23.3 Consent of Appleby, Spurling & Kempe (contained in the opinion filed as Exhibit 5.1 hereto)

   24 Powers of Attorney (included on the signature page of this registration statement).

 ------------------

(1) Incorporated by reference from the Company's Registration Statement on Form 10, File No. 0-24521.